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                                                                     EXHIBIT 5.1


February 19, 1997




Essex Property Trust, Inc.
777 California Avenue
Palo Alto, California  94304

Dear Sirs:

         We are acting as counsel to Essex Property Trust, Inc., a Maryland corporation (the "Company"), in connection with the shelf registration by the Company of $175,000,000 in maximum aggregate offering price of (i) shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), (ii) shares of the Company's preferred stock ("Preferred Stock"), (iii) shares of the Company's Preferred Stock represented by depositary shares ("Depositary Shares") and (iv) warrants to purchase shares of the Company's Common Stock and Preferred Stock (the "Warrants"). The Common Stock, Preferred Stock, Depositary Shares and Warrants are the subject of a Registration Statement (the "Registration Statement") filed by the Company on Form S-3 under the Securities Act of 1933, as amended (the "Act").

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Stock, Preferred Stock, Depositary Shares and Warrants, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         Based upon and subject to the foregoing, it is our opinion that:
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Essex Property Trust, Inc.
February 19, 1997
Page 2


         (1) The Company has authority pursuant to its Articles of Incorporation to issue the shares of Common Stock to be registered under the Registration Statement and (a) upon the adoption by the Board of Directors of a resolution in form and content required by applicable law, (b) upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable and (c) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be legally issued, fully paid, and nonassessable.

         (2) The Company has authority pursuant to its Articles of Incorporation to issue the shares of Preferred Stock to be registered under the Registration Statement and (a) upon the adoption by the Board of Directors of a resolution in form and content required by applicable law, (b) upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable, (c) upon the adoption by the Company's Board of Directors and the due execution and filing by the Company with the Maryland State Department of Assessments and Taxation (the "SDAT") of Articles Supplementary establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to issuance thereof and (d) upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be legally issued, fully paid, and nonassessable.

         (3) The Company has authority pursuant to its Articles of Incorporation to issue the Warrants to be registered under the Registration Statement. The shares of Common Stock and shares of Preferred Stock issuable upon exercise of the Warrants will have been duly and validly authorized (a) upon the adoption by the Board of Directors of a resolution in form and content as required by applicable law, (b) upon compliance with the applicable provisions of the Act and such state "blue sky" or securities laws as may be applicable and (c) with respect to such shares of Preferred Stock, upon the adoption by the Company's Board of Directors and the due execution and filing by the Company with the Maryland SDAT of Articles Supplementary establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to issuance thereof. The shares of Common Stock and shares of Preferred Stock issuable upon exercise of the Warrants, when duly and validly authorized and when issued in the manner contemplated by the Registration Statement and/or applicable Prospectus Supplement and in accordance with the terms of the warrant agreement relating to such Warrants and at a price therein provided for, will be legally issued, fully paid and nonassessable.

         (4) The Company has authority pursuant to its Articles of Incorporation to issue Depositary Shares to be registered under the Registration Statement and when (a) a
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Essex Property Trust, Inc.
February 19, 1997
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deposit agreement substantially as described in the Registration Statement has been duly executed and delivered by the Company and a depositary, (b) the depositary receipts representing the Depositary Shares in the form contemplated and authorized by such deposit agreement have been duly executed and delivered by such depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement and (c) all corporate action necessary for the issuance of such Depositary Shares and the underlying Preferred Stock has been taken (including but not limited to action establishing the preferences, limitations and relative voting and other rights of such Preferred Stock prior to issuance thereof), such Depositary Shares will be legally issued and will entitle the holders thereof to the rights specified in the deposit agreement relating to such Depositary Shares.

         To the extent that the obligations of the Company under the deposit agreement may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the applicable deposit agreement, (ii) that such deposit agreement has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such depositary enforceable in accordance with its respective terms, (iii) that such depositary is in compliance, generally and with respect to acting as a depositary under the applicable deposit agreement with all applicable laws and regulations and (iv) that such depositary has the requisite organizational and legal power and authority to perform its obligations under the applicable deposit agreement.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the heading "Legal Matters" in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

                                                     Very truly yours,


                                                     MORRISON & FOERSTER LLP